Exhibit 10.2

Segue Software, Inc.
Notice of Grant of Stock Options	ID: 95-4188982
and Option Agreement	201 Spring Street
Lexington, MA 02421

[Director]	Option Number:	[ ]
[Address]	Plan:	[ ]
	ID:	[ ]

Effective [     ], you have been granted a(n) Non-Qualified Stock Option to buy [     ] shares of Segue Software, Inc. (the Company) stock at [$      ] per share.

The total option price of the shares granted is [$     ].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
[ ]	[ ]	[ ]	[ ]

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Segue Software, Inc.	Date

[Director]	Date